UNIVEST CORPORATION OF PENNSYLVANIA
                            Broad & Main Street
                       Souderton, Pennsylvania 18964

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              April 11, 1995

TO THE HOLDERS OF COMMON STOCK:

     The Annual Meeting of Shareholders of Univest Corporation of
Pennsylvania will be held on Tuesday, April 11, 1995, at 10:45 in the morning, in the Univest Building, Broad & Main Streets, Souderton, Pennsylvania.

     Univest's Board of Directors recommends a vote:
     1. For the election of four Class II directors for a three-year term expiring in 1998.
     2. For the election of three alternate directors for a one-year term expiring in 1996.
     3. For the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 1995.

     Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

     The close of business on March 8, 1995, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

     The accompanying Proxy statement forms a part of this notice.

SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION'S COMMON STOCK. ALL CARDS SHOULD BE SIGNED AND RETURNED SO THAT ALL YOUR SHARES MAY BE VOTED.

     IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS RIGHT TO VOTE. Whether or not you plan to attend the meeting, we urge that you execute and return your proxy cards as soon as possible in the enclosed postage-paid envelope, in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

                                   By Order of the Board of Directors
                                                            MERRILL S.MOYER
                                                                   Chairman
March 10, 1995
                                                            ROBERT H.SCHONG
                                                                  Secretary



                              PROXY STATEMENT

     Univest Corporation of Pennsylvania (Univest or Corporation) is a multi-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended, and subject to supervision by the Federal Reserve System. Principal subsidiaries of the Corporation are Union National Bank and Trust Company of Souderton (Union) and Pennview Savings Bank (Pennview).

     The accompanying proxy is solicited by the Board of Directors ( Board) of Univest Corporation of Pennsylvania, Broad & Main Streets, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 11, 1995, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 10, 1995. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of its direct subsidiaries, including Union and Pennview and other subsidiary companies may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation's voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

     The persons named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board of Directors set forth in the proxy.

     Univest's Board of Directors recommends a vote:

     1. FOR the election of the four Class II directors nominated by the Board for a three-year term.

     2. FOR the election of the three alternate directors nominated by the Board for a one-year term.

     3. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 1995.

     The Board of Directors has fixed the close of business on March 8, 1995, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of March 8, 1995, there were issued 3,143,346 and outstanding 3,137,016 shares of Common Stock (exclusive of 6,330 shares held as treasury stock which will not be voted).

     Holders of record of the Corporation's Common Stock will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

     Union National Bank and Trust Company of Souderton holds 286,418 shares or 9.1% of the Corporation's Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation's Common Stock.

     Executive Officers and nominees for Directors and Alternate Directors as a group beneficially own 426,598 shares of the Corporation's Common Stock. The group consists of 16 persons: the five (5) executive officers and the nominees for Directors and Alternate Directors who are not officers of the Corporation or its subsidiaries.

     A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 1994, has been mailed to each shareholder of record on March 8, 1995. The Annual Report is not a part of the proxy soliciting material.

                           ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board of Directors to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at four Class II Directors to be elected for a three-year term expiring in 1998 and a pool of three Alternate Directors for a one-year term expiring in 1996 at this Shareholder Meeting.

     Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors in accordance with the Corporation's Bylaws.

Nominees: *<F1>

     The following information, as of February 24, 1995, is provided with respect to the nominees for election to the Board.

                                                                           Shares of Common
Name, Age & Year of                                                        Stock Beneficially
Election as Director**<F2>         Business Experience                     Owned 2/24/95***<F3>

Class II (to be elected for a three-year term expiring 1998):
James L. Bergey 59 (1984)          President, Abram W. Bergey and                 5,048
                                   Sons, Inc. (Floor Coverings)
Charles H. Hoeflich 80 (1962)      Chairman Emeritus of the Corporation          91,832
Jules Pearlstine, Esq. 70 (1976)   Attorney, Litow, Cutler, & Zabludowski
                                   (Florida) (Attorneys)                        123,564
John U. Young 56 (1988)            President, Alderfer Bologna Co.                5,420 (1)<F4>
                                   (Meat Processing)

Alternate Directors (to be elected for a term of one year expiring 1996):

William S. Aichele 44 (1990)       Executive Vice President of the                7,084
                                   Corporation and President and CEO of Union
Clair W. Clemens 64 (1984)         Chairman, Hatfield Quality                     3,676
                                   Meats, Inc. (Pork Processing)
R. Lee Delp 48 (1994)              Principal, R. L. Delp and Company.             1,000
                                   (Private Management Consulting)

The following directors are not subject to election now as they were elected in prior years for terms expiring in future years.
Class III (to be continuing for a term expiring 1996):

Norman G. Good 70 (1975)           Retired, Norman G. Good, Inc.                 13,430
                                   (Plumbing, Heating & Air Conditioning
                                   Contractor)
Harold M. Mininger 76 (1957)       Retired, H. Mininger & Son, Inc.              51,572 (2)<F5>
                                   (General Contractor)
Curtis F. Moyer 71 (1971)          President, Moyer Packing Company              21,098
                                   (Beef Packers and Renderers)
P. Gregory Shelly 49 (1985)        President, Shelly Enterprises, Inc.           13,774 (3)<F6>
                                   (Building Materials)

Class I (to be continuing for a term expiring 1997):

Norman L. Keller 57 (1974)         Executive Vice President of the               11,058 (4)<F7>
                                   Corporation and President and CEO of
                                   Pennview
Thomas K. Leidy 56 (1984)          President, Leidy's, Inc.                      43,831 (5)<F8>
                                   (Pork Processing)
Merrill S. Moyer 61 (1984)         Chairman & President of the                   39,668 (6)<F9>
                                   Corporation & Chairman of Union


<F1>*Clair W. Clemens and Merrill S. Moyer are cousins.  There is no family relationship among any of the other nominees. All nominees now are directors or alternate directors respectively. Merrill S. Moyer and William S. Aichele are officers of UNIVEST and Union National Bank and Trust Company. Norman L. Keller is an officer of UNIVEST and Pennview Savings Bank. Other directors are non-management directors. During 1994, Jules Pearlstine and Clair W. Clemens attended fewer than 75% of the meetings.
<F2>**Dates indicated initial year as a director or alternate director of
      UNIVEST or the subsidiary banks.
<F3>***The shares "Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. Each nominee beneficially owns less than 1% of the outstanding shares of the Common Stock of UNIVEST with the exception of Charles H. Hoeflich (2.9%); Harold M. Mininger (1.6%); Jules Pearlstine (3.9%), Thomas K. Leidy (1.4%); and Merrill S. Moyer (1.3%).

<F4>1. Includes 1,540 shares owned by members of Mr. Young's family.  He disclaims beneficial ownership of these shares.
<F5>2. Includes 16,694 shares owned by a member of Mr. Mininger's family.  He disclaims beneficial ownership of these shares.
<F6>3. Includes 4,416 shares over which Mr. Shelly shares voting and/or investment power and 2,076 shares owned by members of his family. He disclaims beneficial ownership as to certain of these shares.
<F7>4. Includes 3,410 shares owned by members of Mr. Keller's family.  He disclaims beneficial ownership as to certain of these shares.
<F8>5. Includes 25,181 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 1,142 shares owned by a member of his family, and 4,376 shares over which he shares voting and/or investment power. He disclaims ownership as to certain of these shares.
<F9>6. Includes 25,181 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee and 1,543 shares owned by a member of his family. He disclaims ownership as to certain of these shares.

Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified monthly and annual due dates, their initial ownership in any class of the Corporation's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In that regard, this Corporation's Deferred Salary Savings Plan, of which Merrill S. Moyer, Marvin A. Anders, and Thomas K. Leidy are trustees, had transactions in the Corporation's common stock. The co-trustees satisfied the filing requirements in full except that one monthly report by these co-trustees relating to one transaction for that plan was filed after the due date.


                  COMPENSATION AND ADDITIONAL INFORMATION

     The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the five highest paid executive officers whose compensation exceeded $100,000 during 1994.

                        SUMMARY COMPENSATION TABLE
                                                             Long-Term
                                    Annual                 Compensation
                                 Compensation                 Awards
                                 --------------------------------------
                                                                             All Other
        Name and                                             Options/      Compensation
   Principal Position     Year   Salary($)     Bonus ($)     SARs (#)      ($) [1]<F1>
- ----------------------------------------------------------------------------------------
Merrill S. Moyer          1994   $231,500       $25,000            0        $26,577
Chairman, President and   1993    225,000        20,000         9,100        26,454
CEO of the Corporation    1992    207,692        10,000                      26,342

William S. Aichele        1994   $154,500       $20,000             0       $10,661
Executive Vice President  1993    150,009        15,000         4,600        10,538
of the Corporation and    1992    133,962        15,228                      10,286
President and CEO of
Union

Norman L. Keller          1994   $137,000       $ 5,000             0       $34,110
Executive Vice President  1993    133,000         7,000         4,000        33,990
of the Corporation and    1992    133,433         6,718                      33,975
President and CEO of
Pennview

Marvin A. Anders          1994   $120,000       $12,000             0       $16,660
Vice Chairman of the      1993    116,500         7,500         3,500        16,555
Corporation and           1992    114,756         7,337                      16,525
Executive Vice President
of Union

Wallace H. Bieler         1994  $ 101,500       $12,000             0       $10,153
Senior Vice President of  1993     98,500         8,500         2,000        10,063
the Corporation and       1992     92,942         6,893                       9,943
Senior Vice President of
Union
<F1>[1] The amount and type of "All Other Compensation" accrued in 1994 for each of the executives named above is as follows:

Named Executive                    Contribution
- ------------------------------------------------------------
                                             Supplemental
                               401K          Pension Plan
                               -----------------------------
Merrill S. Moyer              $4,620            $21,957
William S. Aichele             4,620              6,041
Norman L. Keller               4,110             30,000
Marvin A. Anders               3,600             13,060
Wallace H. Bieler              3,045              7,108



         AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION/SAR VALUES

                                                                               Value of
                                                            Number of         Unexercised
                                                           Unexercised       In-the-Money
                                                         Options/SARS at    Options/SARS at
                                                           FY-End (#)         FY-End ($)

                                   Shares         Value
                                Acquired on      Realized    Exercisable/       Exercisable/
             Name               Exercise(#)($)     ($)       Unexercisable      Unexercisable
- ----------------------------------------------------------------------------------------------
Merrill S. Moyer                     0            0             0/9,100            0/12,513
Chairman, President and
CEO of the Corporation

William S. Aichele                   0            0             0/4,600            0/6,325
Executive Vice President
of the Corporation and
President and CEO of Union

Norman L. Keller                     0            0             0/4,000            0/5,500
Executive Vice President
of the Corporation and
President and CEO of Pennview

Marvin A. Anders                     0            0             0/3,500            0/4,813
Vice Chairman of the
Corporation and
Executive Vice President
of Union

Wallace H. Bieler                    0            0             0/2,000            0/2,750
Senior Vice President of
the Corporation and
Senior Vice President of Union

There were no option exercises by Named Executives during 1994.

                    BOARD COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION


Executive compensation is determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is responsible for setting the compensation level for the Chief Executive Officer and setting and reviewing compensation levels for all other executive officers of the Corporation. The Committee consists of five members appointed by the
Board: James L. Bergey, Charles H. Hoeflich, who formerly served as Chairman of Univest Corporation, Thomas K. Leidy, Harold M. Mininger, and Curtis F. Moyer.

The Committee believes that it is important to reinforce its executive compensation philosophy by using both short- and long-term incentive compensation awards linking payouts directly to performance. Compensation for Univest's senior executives is also designed to be competitive with other comparable regional banking institutions and to reward performance.

Base Salaries:

An important objective of Univest's Executive Compensation Program is to attract and retain qualified management talent, and the level of base salaries plays a key role in reaching this objective. In setting executive salaries, the Committee uses competitive information derived from a review of the appropriate regional marketplace, including formal salary surveys and an analysis of comparator group norms. The final determination of salary adjustments balances the objective of maintaining competitive salaries with that of rewarding performance.

The salary paid to Mr. Merrill S. Moyer in 1994 was $231,500 compared with $225,000 in 1993. The increase represents a modest 2.9% of base salary, in line with Univest's philosophy to minimize base salary increases in favor of variable compensation based on performance. Information from outside consultants indicates that Mr. Moyer's salary is within comparator group norms, and the base salary increase is below industry standards for 1994.

For the remaining named executive officers, base salaries were indicated by outside consultants to be within comparator group norms. For this group, base salary increases were at 3.0%. The base salary increase was modest in keeping with the emphasis on performance driven compensation and is below industry standards. Future base salary adjustments will be based on industry group norms as well as on Univest performance measures.


Annual Incentives:

With 1994 marking the first year of an expanded use of variable compensation, the Committee determined incentive awards based on a combination of Univest financial performance measures and individual contributions. Also during 1994, a formal annual incentive approach was finalized for implementation in 1995. This approach ties payouts directly to both corporate and business unit results. The formal plan alters the focus to include team performance at the business unit level. Annual incentive performance measures include key corporate goals as well as team, unit, and group level performance. The annual incentive plan also gives the Committee the opportunity to recognize performance while minimizing increases.

With respect to performance, Return on Assets for 1994 was 1.25% reflecting continued strong financial performance. With respect to payouts for 1994, the annual incentive amount paid to Mr. Moyer in 1994 was $25,000 compared with $20,000 in 1993. The results from the comparator group study during plan design indicate that the level of Mr. Moyer's annual incentive payment is at the lower end of the comparator group range. For the remaining senior executives, payments ranged from $5,000 to $20,000 and were based on a combination of performance measures and individual contribution.

Annual incentive payments for 1995 will be based on the formal plan established in 1994. In addition, the levels of compensation within the comparator group will be reviewed to determine whether anticipated payments are within comparator group norms.

Long-Term Incentives:

Going forward, the Committee will base all decisions related to long-term compensation on the Long-Term Incentive Plan which was formalized during 1994. This plan will be implemented in 1995 in order to promote the long-term objectives of Univest, retain key executives, encourage growth in shareholder value, and encourage management investment in the Corporation. Compensation derived from long-term incentive awards will be tied directly to the creation of shareholder value.

Participation in the Long-Term Incentive Plan is determined by the Committee. The Committee may grant either stock options or long-term performance share awards to executives and other employees which will have value to the recipients only if value is created, either in the form of stock price appreciation and/or the increased ability of Univest to pay dividends on its stock.

For 1994, the Committee concluded that no long-term incentive awards would be made in light of the fact that the 1993 grants were established to cover a period greater than one year. In 1993, stock option grants to each of the named executives were structured to provide for executive retention through a five-year vesting schedule, with options vesting one-third per year, commencing after the second year after the date of grant.

Future Award Determination:

The Committee will continue to reassess Univest's Executive Compensation Program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 1995 and beyond.

James L. Bergey
Charles H. Hoeflich
Thomas K. Leidy
Harold M. Mininger
Curtis F. Moyer


NON-MANAGEMENT DIRECTOR COMPENSATION:

Each non-employee Director or Alternate Director is paid an annual retainer fee of $3,000. Each non-employee Director or Alternate Director receives a fee of $450 for each Board of Directors meeting of Univest, Union, or Pennview which he attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors who are members of the Executive Committee or Loan Policy Committee of the Board of Directors receive a fee of $400 for each meeting attended. Non-employee Directors or Alternate Directors who attend other committees of the Board of Directors receive a fee ranging from $200 to $300 for each meeting attended.


RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS:


     All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Although costs are not allocated on an individual basis, 1.3% of the total remuneration of all plan participants, calculated on an actuarial basis, was accrued during 1994. Benefits vest when an officer or employee completes five years of service. In addition, the Corporation maintains a non-qualified, unfunded plan, the Supplemental Retirement Plan (the "Supplemental Retirement Plan"), which provides retirement benefits to eligible employees. The table set forth below illustrates the total combined estimated annual benefits payable under the Univest Retirement Plan and the Supplemental Retirement Plan to eligible salaried employees in hypothetical five (5) year average salary and years of service classification (assuming retirement as of January 1, 1995) are estimated as follows:

                             YEARS OF SERVICE

 Highest
Consecutive
5-Year Avg.   -------------------------------------------------------------------
  Salary        20        25        30        35        40        45        50
              -------------------------------------------------------------------
$  100,000   $ 32,216  $ 35,270  $ 38,324  $ 41,378  $ 43,878  $ 46,378  $ 48,878
   150,000     49,716    54,645    59,574    64,503    68,253    72,003    75,753
   200,000     67,216    74,020    80,824    87,628    92,628    97,628   102,628
   250,000     84,716    93,395   102,074   110,753   117,003   123,253   129,503
   300,000    102,216   112,770   123,324   133,878   141,378   148,878   156,378

       The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), Merrill S. Moyer, William S. Aichele, Norman L. Keller , Marvin A. Anders, and Wallace H. Bieler respectively, have thirty-six, forty-four, thirty, forty-seven , and forty-five years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.

      A salary continuation plan is provided for the individuals named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre- and post-retirement death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The salary continuation plan is an unfunded promise to pay to the named individuals which is subject to the substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.

     On an optional basis, all officers and employees who have attained the age of 21 and have completed 12 months of service may participate in a deferred salary savings plan. Participants may defer from 1% to 15% of their salary. The corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant's salary. All contributions are invested via a trust. The corporation's matching contributions, amounting to $98,316, are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant's retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

      Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Union and Pennview had transactions with directors/officers of UNIVEST or their associates, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

     The law firm of Brunner, Conver and Conver, in which Neil L. Conver, a director of Pennview Savings Bank, is a partner, performs legal services for Pennview Savings Bank in the ordinary course of business. For the year ended December 31, 1994, fees received by Brunner, Conver and Conver for services performed for Pennview Savings Bank, amounted to less than 5% of the firm's gross revenues.


                      INDEPENDENT PUBLIC ACCOUNTANTS

     Shareholders are asked to ratify the action of the Board of Directors in selecting Ernst & Young LLP as the independent certified public accountant for the year 1995.

     If the Shareholders do not ratify the selection of Ernst & Young LLP, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors.

     It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent certified public accountant at any time during the year if the Board determines that such a change would be in the best interests of the Corporation and its shareholders.

     A representative of Ernst & Young LLP is expected to be present at the shareholders' meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*<F1>
           AMONG UNIVEST CORPORATION, THE NASDAQ STOCK MARKET-US INDEX
                        AND THE NASDAQ BANK INDEX

NAME                           1990      1991      1992      1993      1994
Univest Corporation             94        87       110       159        179

NASDAQ Stock Market - US        85       136       159       181        177

NASDAQ Bank                     73       120       175       199        199

<F1>*$100 INVESTED ON 12/31/89 IN STOCK OR INDEX - INCLUDING REINVESTMENT
    OF DIVIDENDS.
    FISCAL YEAR ENDING DECEMBER 31.

      The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UNIVEST specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



                    DIRECTORS' MEETINGS AND COMMITTEES

     UNIVEST's Board of Directors met thirteen times during 1994. All members of Univest's Board serve as a nominating committee. It proposes names for nomination for election or re-election to the Board.

     The 1994 Audit Committee, consisting of Charles H. Hoeflich, Harold M. Mininger, Curtis F. Moyer, Jules Pearlstine, and John U. Young, all external directors of the Corporation, met four times during 1994 to recommend the selection of the independent certified public accountant, to discuss the scope of activities of the independent certified public accountant, and to review activities of the internal auditor.





                           SHAREHOLDER PROPOSALS

     Proposals by shareholders which are intended to be presented at the Corporation's 1996 annual meeting must be received by the Corporation no later than November 13, 1995.

     According to bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation's notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

                              OTHER BUSINESS

     The Board of Directors and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE. PROXIES WILL BE VOTED IN ACCORDANCE WITH SHAREHOLDERS' DIRECTIONS. THE PROXY DOES NOT AFFECT THE RIGHT TO VOTE IN PERSON AT THE MEETING AND MAY BE REVOKED PRIOR TO THE CALL FOR A VOTE.

                                        By Order of the Board of Directors
Souderton, Pennsylvania
                                                           MERRILL S. MOYER
March 10, 1995                                                    Chairman
                                                          ROBERT H. SCHONG
                                                                  Secretary





UNIVEST
CORPORATION OF PENNSYLVANIA
Broad & Main Streets, Souderton, Pennsylvania 18964
                                        PROXY
                                        and Voting Instruction Card

UNIVEST'S DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, and 3.


                       FOR WITHHELD                        FOR WITHHELD
1.  Election of Four   [ ]   [ ]   2.  Election of three   [ ]   [ ]
    Class II Directors                 Alternate Directors
    James L. Bergey, Charles H.        William S. Aichele, Clair W.
    Hoeflich, Jules Pearlstine,        Clemens, R. Lee Delp
    John U. Young
  FOR, EXCEPT VOTE WITHHELD          FOR, EXCEPT VOTE WITHHELD
  FOLLOWING NOMINEE(S):              FOLLOWING NOMINEES(S):

________________________________   _________________________________
________________________________   _________________________________

                                                             FOR  AGAINST
                                     3.  Selection of Ernst  [ ]    [ ]
                                         & Young LLP as
                                         Independent
                                         Certified Public
                                         Accountant for 1995


Signature(s): ______________  _______________   (Date)_________________

NOTE: Please sign as name(s) appear hereon. Give full title if signing for a corporation, partnership, or as attorney, agent, or in another representative capacity.

- -----------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                  UNIVEST
                        CORPORATION OF PENNSYLVANIA
           Broad & Main Streets, Souderton, Pennsylvania, 18964
                                   PROXY
              ANNUAL MEETING OF SHAREHOLDERS - APRIL 11, 1995

The annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 11, 1995, at the Univest Building, Broad & Main Streets, Souderton, Pennsylvania, at 10:45 a.m.

The top (blue shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN, and DATE the CARD, and then DETACH, and RETURN the completed card PROMPTLY in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

PLEASE COMPLETE, SIGN, AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT, AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

The signature(s) should be exactly as the name(s) appear above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UNIVEST CORPORATION OF PENNSYLVANIA FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 11, 1995.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 10, 1995, hereby appoints Harold F. Detweiler and Gerald G. Dunlap, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the "Corporation") that the undersigned would be entitled to vote if personally present at the 1995 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director (those nominees are James L. Bergey, Charles H. Hoeflich, Jules Pearlstine, and John U. Young), FOR the election of the nominees for Alternate Director (those nominees are William S. Aichele, Clair W. Clemens, and R. Lee Delp), and FOR the selection of Ernst & Young LLP as the Corporation's Independent Certified Public Accountant for 1995.

Please complete, sign, and date this Card on the reverse side and return it promptly in the enclosed reply envelope.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           FOLD AND DETACH HERE